As filed with the Securities and Exchange Commission on March 3, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER-

THE SECURITIES ACT OF 1933

Payoneer Global Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	(001-40547)	86-1778671
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Payoneer Global Inc. 2021 Omnibus Incentive Plan

(Full Title of the Plan)

150 W. 30th St.

New York, NY, 10001 (212) 600-9272

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Please send copies of all communications to:

Byron Rooney

Adam Kaminsky

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

(212) 450-4000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Payoneer Global Inc. (“Payoneer”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 14,113,681 additional shares of its common stock under the Payoneer 2021 Omnibus Incentive Plan (the “Plan”), pursuant to the provisions of the Plan providing for an automatic increase in the number of shares reserved and available for issuance under the Plan on January 1, 2023. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

PART II

Information Required in the Registration Statement Item

3. Incorporation of Documents by Reference.

Payoneer hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)       the contents of the Payoneer’s Registration Statement on Form S-8, filed with the Commission on September 9, 2021 (File No. 333-259397);

(b)       Payoneer’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Commission on February 28, 2023 (the “Annual Report”);

(c)       all other reports filed by Payoneer pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2022 (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on that form that relate to such items); and

(d)       the description of Payoneer’s common stock contained in Exhibit 4.5 to Payoneer’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Commission on February 28, 2023, including any amendments or reports filed for the purpose of updating such description.

All other reports and documents filed by Payoneer pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold shall be deemed incorporated by reference into this Registration Statement and a part of this Registration Statement from the date of filing of these documents, except for documents or information deemed furnished and not filed in accordance with the rules of the Commission. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

		Incorporated by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
4.1	Amended and Restated Certificate of Incorporation	8-K	001-40547	3.1	7/1/2021
4.2	Amended and Restated Bylaws	8-K	001-40547	3.2	7/1/2021
5.1	Opinion of Davis Polk & Wardwell LLP					X
23.1	Consent of Independent Registered Public Accounting Firm – Kesselman & Kesselman, a member of PricewaterhouseCoopers International Limited. (filed herewith)
23.2	Consent of Davis Polk & Wardwell, LLP (contained in Exhibit 5.1)					X
24.1	Power of Attorney (contained in the signature page hereto)					X
99.1	Payoneer Global Inc. 2021 Omnibus Incentive Plan	8-K	001-40547	10.7	7/1/2021
99.2	Israeli Sub-Plan to Payoneer Global Inc. 2021 Omnibus Incentive Plan	S-8	333-259397	99.2	9/9/2021
107	Calculation of Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 3rd day of March, 2023.

Payoneer Global Inc.

By:	/s/ Bea Ordonez
	Name:	Bea Ordonez
	Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John Caplan, Bea Ordonez, and Tsafi Goldman, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s / John Caplan	Chief Executive Officer, and Director
John Caplan	(Principal Executive Officer)	March 3, 2023

/s / Bea Ordonez	Chief Financial Officer
Bea Ordonez	(Principal Financial Officer)	March 3, 2023

/s / Itai Perry	Senior Vice President, Finance
Itai Perry	(Principal Accounting Officer)	March 3, 2023

/s / Avi Zeevi
Avi Zeevi	Director	March 3, 2023

/s / Scott Galit
Scott Galit	Director	March 3, 2023

/s / Amir Goldman
Amir Goldman	Director	March 3, 2023

/s / Christopher (Woody) Marshall
Christopher (Woody) Marshall	Director	March 3, 2023

/s / John C. Morris
John C. Morris	Director	March 3, 2023

/s / Heather Tookes
Heather Tookes	Director	March 3, 2023

/s / Rich Williams
Rich Williams	Director	March 3, 2023

/s / Pamela Patsley
Pamela Patsley	Director	March 3, 2023